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                                      Tammie Lee
                                   ATTORNEY AT LAW
                                    95 Wall Street
                                      23rd Floor
                                 New York, NY  10005
                                  -----------------
                                    (212) 858-8144

                                                 July 7, 1997
First Investors Life Insurance Company
Variable Annuity Fund D
95 Wall Street
New York, New York  10005

Gentlemen:

    As special counsel to First Investors Life Insurance Company (the "Depositor"), I am familiar with the proceedings taken and proposed to be taken by the First Investors Life Variable Annuity Fund D ("Separate Account D") in connection with the proposed sale of an indefinite number of units of interest of Separate Account D (the "Securities") and the registration statement on Form N-4 covering the Securities (the "Registration Statement") to which this opinion is an exhibit, filed by Separate Account D pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended. I have examined such records of the Depositor and of Separate Account D, certificates of public officials and other documents and such questions of law as I have deemed necessary as a basis for this opinion.

    Based upon such examination, I am of the opinion that when the Registration Statement becomes effective and the Securities are issued according to the terms set forth in the General Plan of Operations for Separate Account D filed by the Depositor with the New York State Insurance Department, as described in the Prospectus and Statement of Additional Information included in the Registration Statement, the Securities will be legally issued and will represent binding obligations of the Depositor. As to various questions of fact material to my opinion I have relied upon representations of the Depositor.

    I hereby consent to the filing of the opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/Tammie Lee

                                            Tammie Lee